InterDent Service Corporation Enters Into First Supplemental Indenture and Files Form 15 to Deregister Its Notes and Terminate Its SEC Reporting Obligations

El Segundo, California — March 20, 2007 — InterDent Service Corporation announced today that it has entered into a First Supplemental Indenture, dated as of March 19, 2007, relating to its 10¾% Senior Secured Notes due 2011.  As previously disclosed in a press release issued by the Company on March 16, 2007, among other things, the First Supplemental Indenture eliminated the requirement that the Company file reports with the Securities and Exchange Commission.  Consequently, the Company filed a Form 15 with the Securities and Exchange Commission today to deregister the Notes and terminate its duty to file reports under Section 15(d) of the Securities Exchange Act of 1934.

In connection with the approval and adoption of the First Supplemental Indenture, the Company will pay to each record holder of its Notes as of March 16, 2007, a one-time fee of one-half of one percent (0.5%) of the outstanding principal amount of the Notes held by such holder.

About InterDent Service Corporation

InterDent Service Corporation is one of the leading providers of dental practice support services to multi-specialty group dental offices in the United States. Our network of affiliated dental groups provides comprehensive, convenient and high quality general dentistry in addition to dental specialty services including orthodontics, periodontics, endodontics, pedodontics, prosthodontics and oral surgery.

This press release contains forward looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  These forward-looking statements may be identified by terms such as believe, expect, may, will, could and should, and the negative of these terms or other similar expressions.  These statements, including statements regarding the effectiveness of deregistration and the cost savings of deregistration, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements.   The forward-looking statements should be considered in light of these risks and uncertainties as well as other factors disclosed in the Company’s fillings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s outlook as of today, and the Company undertakes no obligation to update these forward-looking statements.